Exhibit 3.18

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “ZURN INTERNATIONAL, INC.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE FIFTEENTH DAY OF DECEMBER, A.D. 1995, AT 4:30 O’CLOCK P.M.

RESTATED CERTIFICATE, CHANGING ITS NAME FROM “ZURN (CAYMAN ISLANDS), INC.” TO “ZURN INTERNATIONAL, INC.”, FILED THE TWENTY-NINTH DAY OF MARCH, A.D. 2007, AT 9:30 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “ZURN INTERNATIONAL, INC.”.

Harriet Smith Windsor, Secretary of State
2572414 8100H	AUTHENTICATION: 5739906
070685301	DATE: 06-08-07

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATION
FILED 04:30 PM 12/15/1995
950296978 – 2572414

CERTIFICATE OF INCORPORATION

OF

ZURN ( CAYMAN ISLANDS ), INC.

* * * * *

1. The name of the corporation is Zurn (Cayman Islands), Inc.

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000); all of such shares shall be without par value.

5. The board of directors is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be by written ballot.

6. The name and mailing address of the sole incorporator is:

Laura Vitalo

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

7. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 15th day of December, 1995.

Laura Vitalo,
Sole Incorporator

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:30 AM 03/29/2007
FILED 09:30 AM 03/29/2007
SRV 070375437-2572414 FILE

STATE OF DELAWARE

CERTIFICATE OF RESTATEMENT AND

AMENDMENT OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

That by the action of Sole Shareholder of Zurn ( Cayman Islands), Inc. the following resolutions were duly adopted in accordance with the provisions of Sections 242, 245 and 228 of the General Corporation Law of the State of Delaware:

RESOLVED, that the Name of this Company be and hereby is changed to Zurn International, Inc.

FURTHER RESOLVED, that this Company’s Certificate of Incorporation originally filed on December 15, 1995 be amended and restated as shown in the attached Restated Certificate of Incorporation.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 28th day of March, 2007.

By:
Patricia M. Whaley
Vice President & Secretary

Restated Certificate of Incorporation

Of

Zurn International, Inc.

1. The Name of the corporation is Zurn International, Inc.

2. The address of its registered office in the State of Delaware is:

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000); all of such shares shall be without par value.

5. The board of directors is authorized to make, alter or repeal the bylaws of the corporation. Election of directors need not be by written ballot.

6. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit